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                                                                      EXHIBIT 99

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GTI CORPORATION

FOR IMMEDIATE RELEASE                 Contact: Douglas J. Downs
                                               Vice President and CFO
                                               Lori Squier
                                               Investor Relations
                                               (619) 546-0531


            GTI Corporation Reports Filing of Class Action Lawsuit


San Diego, California (December 15, 1995) - GTI Corporation (NASDAQ: GGTI) announced today that a class action lawsuit has been filed against it and certain of its officers and directors in the U.S. District Court of the Southern District of California. The suit alleges certain violations of federal securities laws. The company stated that it intends to defend the lawsuit vigorously.

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